UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SILVERBOW RESOURCES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On March 13, 2024, SilverBow Resources, Inc. (the “Company”) issued the following press release:

SILVERBOW RESOURCES CONFIRMS RECEIPT OF PROPOSAL FROM KIMMERIDGE

03/13/2024

No Shareholder Action Required at this Time

HOUSTON—(BUSINESS WIRE)—SilverBow Resources, Inc. (NYSE: SBOW) today confirmed that it has received a proposal from Kimmeridge Energy Management (“Kimmeridge”) with respect to a potential transaction between the Company and Kimmeridge Texas Gas (“KTG”). Kimmeridge proposes to contribute the assets of KTG and $500 million of cash in exchange for shares issued by the combined entity. Following the proposed transaction, Kimmeridge would control a supermajority of the combined company (including the shares currently held by Kimmeridge), with the remaining shares held by public shareholders.

Consistent with its fiduciary duties and in consultation with its financial and legal advisors, the SilverBow Board of Directors will carefully review and consider the proposal to determine the course of action that it believes is in the best interest of the Company and all of its shareholders. SilverBow shareholders do not need to take any action at this time.

SilverBow notes that it has engaged extensively with Kimmeridge, consistent with its goal of maximizing value for shareholders, beginning in August 2022. On March 1, 2024, the Company disclosed its history of engagement and negotiation with Kimmeridge on Form 8-K filed with the Securities and Exchange Commission.

ABOUT SILVERBOW RESOURCES, INC.

SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs that it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”), together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2024 Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Information relating to direct and indirect interests, by security holdings or otherwise, of the directors and executive officers of the Company is contained in the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders (the “2023 Proxy Statement”), filed with the SEC on April 3, 2023. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the information printed in the 2023 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. Shareholders will be able to obtain, free of charge, copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.sbow.com/investor-relations).

Jeff Magids

Vice President of Finance & Investor Relations

(281) 874-2700, (888) 991-SBOW

On March 13, 2024, the Company sent the following communication to its employees:

Dear SilverBow Team,

One of our investors, Kimmeridge Energy Management, submitted a proposal with respect to a potential transaction between SilverBow and Kimmeridge Texas Gas (KTG). You can find additional information in our public response issued this morning (link here). I wanted to make sure you heard directly from me about what this means.

Consistent with our fiduciary duties and in consultation with our financial and legal advisors, the SilverBow Board of Directors will carefully review and consider the proposal to determine the course of action that it believes is in the best interest of the Company and all its shareholders.

Kimmeridge’s interest in SilverBow is a testament to the strength of the business. Our Board is confident in our strategy and the current momentum underway to deliver profitable growth and value creation. In short, we believe that SilverBow’s future is bright, and we are excited about the opportunities ahead for our Company.

I want to emphasize that this has no impact on our business, strategy or day-to-day operations. We have a team focused on this matter and are counting on you to continue working safely and efficiently as always.

Today’s news may result in increased attention on our Company. Consistent with our policy, if you receive any inquiries from members of the media or investors, please forward them to our Investor Relations department at IR@sbow.com. Additionally, if you have any questions, please reach out to your manager or any officer.

Thank you for everything you have done—and continue to do as our SilverBow One Team—to execute our proven business plan to create value for shareholders.

Sincerely,

Sean Woolverton

Chief Executive Officer

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”), together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2024 Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Information relating to direct and indirect interests, by security holdings or otherwise, of the directors and executive officers of the Company is contained in the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders (the “2023 Proxy Statement”), filed with the SEC on April 3, 2023. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the information printed in the 2023 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. Shareholders will be able to obtain, free of charge, copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.sbow.com/investor-relations).

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this communication will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this communication, including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “potential,” “plan,” “project,” “positioned,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: risk related to recently completed acquisitions and integrations of these acquisitions; volatility in natural gas, oil and natural gas liquids prices; cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Gaza Strip); the severity and duration of world health events, including health crises, and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2023.

All forward-looking statements speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”), together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY

WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2024 Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Information relating to direct and indirect interests, by security holdings or otherwise, of the directors and executive officers of the Company is contained in the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders (the “2023 Proxy Statement”), filed with the SEC on April 3, 2023. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the information printed in the 2023 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. Shareholders will be able to obtain, free of charge, copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.sbow.com/investor-relations).